                                                            EXHIBIT 11

                  TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                                                    Nine Months Ended
                                                                      September 30,
                                                                  ---------------------
                                                                    1998         1997
                                                                  --------     --------
ADJUSTMENTS TO NET INCOME (LOSS):
   Loss before extraordinary items                                $(30,313)    $(68,751)
   Preferred stock dividend requirements                           (17,590)     (11,607)
                                                                  --------     --------
   Loss before extraordinary items applicable to
     common stock for basic earnings per share calculation         (47,903)     (80,358)
   Extraordinary items                                             (11,026)     (10,922)
                                                                  --------     --------
   Net loss applicable to common stock for basic
     earnings per share calculation                               $(58,929)    $(91,280)
                                                                  ========     ========
   Net loss applicable to common stock for
     diluted earnings per share calculation                       $(58,929)    $(91,280)
                                                                  ========     ========

ADJUSTMENTS TO OUTSTANDING SHARES:
   Basic earnings per share:
     Average number of shares of common stock<F1><F2>               59,968       52,018
                                                                  ========     ========
   Total average number of common and common equivalent
     shares used for diluted earnings per share calculation         59,968       52,018
                                                                  ========     ========
PER SHARE AMOUNTS:
   Loss before extraordinary items and preferred dividends
     Basic                                                        $  (0.80)    $  (1.54)
     Diluted<F3>                                                  $  (0.80)    $  (1.54)
   Net loss
     Basic                                                        $  (0.98)    $  (1.75)
     Diluted<F3>                                                  $  (0.98)    $  (1.75)

---------
<F1> Includes 6,524 shares for the nine months ended September 30, 1998 and 6,249 shares for the nine months ended September 30, 1997, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the Company is required to distribute additional shares of Common Stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95
     Reorganization.  The Company distributed 931,604 additional shares in July 1997 and
     2,377,084 additional shares in July 1998 under this provision.  Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan.  The earnings (loss) per share computations do not give any effect to future potential issuances of these shares.

<F3> As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, such have not been included in the computation of diluted earnings per share.

                                                            EXHIBIT 11

                 TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                                                   Three Months Ended
                                                                      September 30,
                                                                  ---------------------
                                                                    1998         1997
                                                                  --------      -------
ADJUSTMENTS TO NET INCOME (LOSS):
   Income (loss) before extraordinary items                       $   (923)     $13,276
   Preferred stock dividend requirements                            (5,864)      (3,869)
                                                                  --------      -------
   Income (loss) before extraordinary items applicable to
     common stock for basic earnings per share calculation          (6,787)       9,407
   Extraordinary items                                              (4,390)      (6,985)
                                                                  --------      -------
   Net income (loss) applicable to common stock for basic
     earnings per share calculation                               $(11,177)     $ 2,422
                                                                  ========      =======
   Net income (loss) applicable to common stock for
     diluted earnings per share calculation                       $(11,177)     $ 2,422
                                                                  ========      =======

ADJUSTMENTS TO OUTSTANDING SHARES:
   Basic earnings per share:
     Average number of shares of common stock <F1><F2>              63,945       56,098
   Diluted earnings per share adjustments:
     Incremental shares associated with the assumed
       exercise of options and warrants                                  -          804
                                                                  --------      -------
   Total average number of common and common equivalent
     shares used for diluted earnings per share calculation         63,945       56,902
                                                                  ========      =======

PER SHARE AMOUNTS:
   Income (loss) before extraordinary items and preferred
     dividends
     Basic                                                        $  (0.11)     $  0.17
     Diluted<F3>                                                  $  (0.11)     $  0.17
   Net Income (loss)
     Basic                                                        $  (0.18)     $  0.04
     Diluted<F3>                                                  $  (0.18)     $  0.04




-----------

<F1> Includes 7,381 shares for the three months ended September 30, 1998 and 6,798 shares for the three months ended September 30, 1997, of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the Company is required to distribute additional shares of Common Stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the '95
     Reorganization.  The Company distributed 931,604 additional shares in July 1997 and
     2,377,084 additional shares in July 1998 under this provision.  Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan.  The earnings (loss) per share computations do not give any effect to future potential issuances of these shares.

<F3> The effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock have been excluded from the computation of diluted earnings per share to the extent their effect would be antidilutive.